Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Announces Offering of Senior Secured Notes.

Warren, MI – June 18, 2013 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced that it intends to offer senior secured notes due 2025 (the “Notes”) in a private placement, subject to market conditions. The Notes are expected to be issued by the Company and guaranteed by certain of its subsidiaries on a full and unconditional basis. The Notes are also expected to be secured by the accounts receivable of the Company and the subsidiary guarantors and a pledge of the equity in certain subsidiaries.

We intend to use the net proceeds from the offering of the Notes for general corporate purposes, including the refinancing of existing debt.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in Universal Truckload Services, Inc.’s filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Universal Truckload Services, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If Universal Truckload Services, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to Universal Truckload Services, Inc.’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 30, 2013.